SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2009

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	0-26071	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street
Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 13, 2009, the Company entered into an amendment (the “Amendment”) to its financing agreement (“Financing Agreement”) with Rosenthal & Rosenthal, Inc. (“Rosenthal”) to adjust its financial covenants thereunder and extend such Agreement’s maturity and renewal dates.

The Company originally entered into the Financing Agreement on April 5, 2007. Pursuant to the Financing Agreement, Rosenthal made a term loan in the principal amount of $2.5 million to the Company and may also provide the Company with up to an additional $2.5 million under a revolving line of credit.

The Amendment adjusts the Company’s covenants relating to the amounts of working capital and tangible net worth needed to be maintained in 2009 and beyond. The Amendment also extends the maturity date and the renewal date of the Financing Agreement by one year to March 30, 2011 and March 31, 2011, respectively.

The Financing Agreement was previously amended effective September 30, 2007 and December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

/s/ John C. Ferrara
John C. Ferrara
Chief Financial Officer

Dated: March 19, 2009